UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 13, 2015

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2015, a management benefits committee of Genworth Financial, Inc. (the “Company”) approved amendments to certain non-qualified retirement plans available to eligible executive officers, and in which our named executive officers participate, that are intended to make the plans more closely align with current market practices and reduce Company expenses. The amended plans include the Genworth Financial, Inc. Supplemental Executive Retirement Plan (the “SERP”), in which Kelly L. Groh, Kevin D. Schneider and Daniel J. Sheehan, IV, participate, the Genworth Financial, Inc. Retirement and Savings Restoration Plan (the “Restoration Plan”), in which Thomas J. McInerney, Kelly L. Groh, Lori M. Evangel, Kevin D. Schneider and Daniel J. Sheehan, IV, participate, and the Genworth Financial, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) in which Thomas J. McInerney, Kelly L. Groh, Lori M. Evangel, Kevin D. Schneider and Daniel J. Sheehan, IV are eligible to participate, but in which only Kelly L. Groh and Lori M. Evangel have contributed amounts. The amendments to the SERP, the Restoration Plan, and the Deferred Compensation Plan, which are described below, will be effective as of January 1, 2016.

SERP

The SERP is a non-qualified, defined benefit plan maintained to provide eligible executives with additional retirement benefits. In general, the annual SERP benefit is a life annuity equal to the product of: (x) a fixed percentage, multiplied by (y) a participant’s years of benefit service, multiplied by (z) the participant’s average annual compensation. This amount may not exceed 40% of the participant’s average annual compensation, and is further reduced by the annuitized value of the participant’s account balance that relates to the “Retirement Account Feature” in the Company’s tax-qualified retirement plan, the Genworth Financial, Inc. Retirement and Savings Plan (the “Qualified Plan”).

The SERP was closed to new participants beginning in 2010, and the rate of benefit accruals under the SERP was reduced for any continuing participants beginning in 2011. The current amendments to the SERP freeze benefit accruals thereunder as of December 31, 2020, and beginning January 1, 2021, participants become eligible to receive retirement restoration contributions under the “Retirement Account Feature” of the Restoration Plan, as discussed below. In addition, under the amendments, participants in the SERP will be offered an opportunity to make an irrevocable, one-time election before the end of 2015 to freeze their benefit accruals early, effective December 31, 2015, and beginning January 1, 2016, those participants who have made this election will become eligible to receive benefits under the Retirement Account Feature of the Restoration Plan.

The amendment to the SERP will also provide for an alternative vesting schedule. Currently, participants vest after they reach age 60 and have five years of service. As amended, participants will partially vest with regard to their benefit when they reach age 55 and have earned five years “Future Service” for service occurring after December 31, 2015. Once a participant has earned five years Future Service, and reached at least age 55, such participant will become partially vested in a certain percentage of the participant’s benefit. The vesting percentages will be determined based on an age scale from 50% at age 55 and increasing by 10% each year until the participant reaches full vesting at age 60. This change would result in the potential for earlier partial vesting for Ms. Groh, Mr. Schneider and Mr. Sheehan if they complete the required years of Future Service. Participants also remain eligible to vest under the existing vesting schedule.

Restoration Plan

The Restoration Plan is a non-qualified defined contribution plan which provides participants with Company contributions they did not receive under the Qualified Plan, because of certain limitations under the tax laws. Company contributions under both the Restoration Plan and the Qualified Plan are broken into two components: a “401(k) Savings Feature” (Company matching contributions) and a Retirement Account Feature (Company contributions not deemed Company matching contributions). Currently, Mr. McInerney, Ms. Groh, Ms. Evangel, Mr. Schneider and Mr. Sheehan all benefit under the 401(k) Savings Feature of the Restoration Plan. However, only those individuals not participating in the SERP (which includes Mr. McInerney and Ms. Evangel) benefit under the Retirement Account Feature of the Restoration Plan. The Restoration Plan also provides for an additional “Supplemental Contribution” credit equal to 3% of eligible pay for limited participants who do not participate in the SERP, including Mr. McInerney and Ms. Evangel.

The Restoration Plan is being amended to modify the amount of the 401(k) Savings Feature from 6% of compensation to 5% of compensation, effective January 1, 2017. This reduction is consistent with plan changes to the Company matching and non-matching contributions under the Qualified Plan being implemented at the same time. The Supplemental Contribution is also being eliminated, effective December 31, 2020. As discussed above in connection with the SERP, Ms. Groh, Mr. Schneider and Mr. Sheehan will become eligible to receive the Retirement Account Feature under the Restoration Plan effective as of the day their respective benefits under the SERP become frozen, either January 1, 2016, if they elect to freeze benefit accruals early, or January 1, 2021 otherwise.

The Restoration Plan amendment will also change the plan’s vesting schedule. Currently, participants vest only when they attain age 60 with respect to balances under the 401(k) Savings Feature and Retirement Account Feature of the Restoration Plan, and after age 60 with 5 years of service for Supplemental Contributions. As amended, participants will become vested at the earlier of reaching age 60 or attaining three years of Future Service with respect to the 401(k) Savings Feature and Retirement Account Feature contributions only. This change will result in earlier potential vesting for Ms. Groh, Ms. Evangel, Mr. Schneider and Mr. Sheehan, assuming they complete the required years of Future Service. Any Supplemental Contributions earned by Mr. McInerney or Ms. Evangel will continue to vest after age 60 and 5 years of service.

Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified defined contribution plan which allows participants annually to defer receipt of a portion of their base salary and/or annual incentive in order to save and accumulate additional retirement funds on a before-tax basis. Earnings (and losses) are credited to executive accounts based on participant choices between 10 generally available mutual fund investment options. The Deferred Compensation Plan is funded entirely through participant elective deferrals and earnings thereon; the Company does not make additional contributions to the Deferred Compensation Plan.

The Deferred Compensation Plan is being amended such that after December 31, 2015, no one will be eligible to elect to make any additional deferrals under the Deferred Compensation Plan. However, previously elected deferrals relating to incentive payments earned through December 31, 2015 but paid or received in 2016, may be made to the plan following December 31, 2015. Any amounts held in the Deferred Compensation Plan, will be paid out according to the terms of the Deferred Compensation Plan and any applicable elections thereunder. Ms. Groh and Ms. Evangel are the only named executive officers who have contributed amounts to the Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: November 19, 2015	By:	/s/ Michael S. Laming
Michael S. Laming
Executive Vice President—Human Resources